Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sify Technologies Limited

We consent to the incorporation by reference in the registration statement (No.
333-208648
) on Form S-8 of Sify Technologies Limited and its subsidiaries (the ‘Company’) of our report dated July 28, 2021 with respect consolidated Statements of Income, comprehensive income, changes in equity and cash flows for each of the one

year ended March 31, 2021
.

which report appears in the March 31, 202
3
annual report on Form 20-F of Sify Technologies Limited.

ASA & Associates LLP
Independent Registered Public Accounting Firm
Chennai, India

June 28 , 2023